                                                                   EXHIBIT 10.19


                     COLUMBIA/HCA HEALTHCARE CORPORATION
                        ANNUAL INCENTIVE PLAN SUMMARY


PURPOSE AND ADMINISTRATION OF THE PLAN

The Annual Incentive Plan ("Plan") is established to encourage outstanding performance of employees who are in a position to make substantial contributions to the success of the Company. The SVP, Human Resources shall be responsible for administration of the Plan. The CEO of Columbia/HCA Healthcare Corporation shall have full power and final authority to interpret the Plan.

PARTICIPATION

Eligibility to participate in the Plan shall be extended generally to all full time regular/corporate employees with at least 3 months employment in the fiscal year ("Participants") subject to approval by the CEO of Columbia/HCA Healthcare Corporation. For a Participant added during the Fiscal Year, the payout shall be determined pursuant to the Plan and prorated. Proration shall also be condsidered for employees who transfer to a position eligible for a different incentive target. Employees are not eligible to participate in more than one plan at a time.

INCENTIVE CALCULATION AND PAYMENT

Plan payments for Participants are based on criteria detailed on Exhibit A attached. As soon as practical, after the Fiscal Year, when the financial results of the Company are known, the appropriate senior officer will review and recommend plan payments. The CEO of Columbia/HCA Healthcare Corporation may make adjustments to performance targets deemed necessary to avoid unwarranted penalties or windfalls. Such adjustments will recognize uncontrollable outside factors and will be kept to a minimum. Payments shall be made as soon as practicable, after the annual audit report has been issued, but in no event later than three months after the Fiscal Year. The Plan payment for each Participant will be paid in accordance with a payout schedule after it has been reviewed by the CEO of Columbia/HCA Healthcare Corporation. This Plan is not a "qualified" plan for tax purposes, and any payments are subject to tax withholding requirements.

TERMINATION OF PARTICIPANT

In the event a payment is due pursuant to the Plan and a Participant's employment with the Company is terminated prior to the payment by reason of retirement, total and permanent disability or death, such Participant (or estate in event of death) shall receive a pro rata payment as soon as practical after the Fiscal Year, but in no event later than three months after the Fiscal Year. A Participant who is otherwise voluntarily or involuntarily separated prior to the PAYMENT of any Incentive Compensation shall cease to be a Participant and shall not have earned any right to receive any payments pursuant to the Plan.

MISCELLANEOUS

The CEO of Columbia/HCA Healthcare Corporation may interpret, modify, amend or terminate the Plan in whole or in part at any time, provided that no such action shall negatively affect the payment of Incentive Compensation allocated with respect to any Fiscal Year which has ended.

                                                                       EXHIBIT A


                          COLUMBIA/HCA HEALTHCARE CORPORATION
                                 ANNUAL INCENTIVE PLAN


Participant:___________________________________________Title:___________________


Department:___________________________________         Incentive Target:________


           INCENTIVE COMPONENT                 % OF TOTAL AWARD
           -------------------                 ----------------
          Acheivement of Earnings per Share        75%
          (before extraordinary events)
          Discretionary                            25%
                                                   ---
                                                   100%
EARNINGS PER SHARE COMPONENT                       DISCRETIONARY COMPONENT

                         Performance Factor        Specific departmental goals
                                                   and objectives
          % OF TARGET      % PAYOUT                may be applied to
          -----------      --------                completely or partially
            < 95                0                  replace discretionary
          95 to 97             50                  criteria
          97 to 99             75
          99 to 102           100
         102 to 105           120
         105 to 110           140
            > 110             150


INCENTIVE CALCULATION:


STANDARD AWARD:                       ADJUSTED AWARD:
                                                                 AWARD
                                                      __________________________


Base salary (end of year):              $   _______________     Component     STANDARD     PERF.FACTOR

TOTAL

Incentive Compensation Target:__________%       EPS (75%)       $___________ x             __________%

=                   $__________

Standard Award:     $_______________            Discrect. (25%) $___________ x             (1)_______

% ?                 $__________


                                                                                           $


_(1)                Discretionary component "pool" can be adjusted by EPS performance factor.


Note: Proration of components or target due to employee transfer or change in status will be made at the discretion of Columbia/HCA Healthcare Corporation CEO.